                                  SCHEDULE I

                           TO DISTRIBUTION AGREEMENT
              DATED FEBRUARY 22, 1995 (AS REVISED APRIL 11 1995)
                                    BETWEEN
              THE BEAR STEARNS FUNDS AND BEAR, STEARNS & CO. INC.

Name of Series                                 Last Approved                    Must be Approved By
--------------                                 -------------                    -------------------
S&P Stars Portfolio                            February 5, 2001                 March 31, 2002
Large Cap Value Portfolio                      February 5, 2001                 March 31, 2002
Small Cap Value Portfolio                      February 5, 2001                 March 31, 2002
Income Portfolio                               February 5, 2001                 March 31, 2002
The Insiders Select Portfolio                  February 5, 2001                 March 31, 2002
Prime Money Market Portfolio                   February 5, 2001                 March 31, 2002
Focus List Portfolio                           February 5, 2001                 March 31, 2002
High Yield Total Return Portfolio              February 5, 2001                 March 31, 2002
International Equity Portfolio                 February 5, 2001                 March 31, 2002
Balanced Portfolio                             February 5, 2001                 March 31, 2002
Emerging Markets Debt Portfolio                February 5, 2001                 March 31, 2002
S&P STARS Opportunities Portfolio              May 21, 2001                     March 31, 2002

                                        THE BEAR STEARNS FUNDS


                                        By: /s/ Frank Maresca
                                           --------------------------

Accepted:

BEAR, STEARNS & CO. INC.

By: /s/ Doni Fordyce
   ---------------------